COPERATION AGREEMENT

Moscow October 1, 2006

Russian State Social University in the person of Principal V. I. Zhukov acting in accordance with the Articles of Association, hereinafter referred to as the “University”, on the one hand and Society with Limited Liability “’SuperTutor’ International Center for Support of Educational Programs” in the person of General Manager L. V. Yeremkina acting in accordance with the Articles of Association, hereinafter referred to as the “Center”, on the other, hereinafter jointly referred to as the “Parties” and separately as the “Party”, have entered into this Cooperation Agreement as follows.

1. Subject of Agreement

1.1.
The Parties shall combine their efforts and potentialities within the framework of their activities to organize the effective and mutually beneficial long-term cooperation for the purpose of satisfying the person’s needs for intellectual, cultural and moral development.

1.2.
For the purpose of cooperation hereunder the Parties shall assist each other to develop the system of online training of English as a second language carried out by ZS SuperTutor© educational aids owned by Royal Capital Management Inc. and with the support of a web site.

1.3.
Measures to be taken within the framework of their cooperation hereunder, certain stages, timing, settlements, and other specific conditions shall be determined by the Parties in supplemental agreements hereto or separate agreements.

2. Collaboration of the Parties

2.1.	The Parties shall work out recommendations for the development of the system of online training of English as a second language.

2.2.	The Parties shall exchange the necessary information, organize joint seminars, exhibitions, discussions for the purpose of the development of the online training.

2.3.	The Parties shall develop and determine the directions of the online training activities within the framework of their cooperation hereunder.

3. Term of Agreement

3.1.	This Agreement shall come into force from the moment of signing and shall remain effective within one (1) year.

If neither party informs the other party in writing that it wishes to terminate this Agreement thirty (30) days prior to its expiry date, the term of this Agreement shall be automatically extended for another three years on the same terms and conditions.

3.2.
The early termination of the Agreement can be effected by either Party by a written notice to the other Party not less than fifteen (15) days prior to the intended termination date as well as under other circumstances stipulated by the laws of the Russian Federation.

4. Liabilities of the Parties

4.1.
The Parties shall be liable for non-fulfillment and/or undue fulfillment of their obligations hereunder in accordance with the conditions as set forth by the appropriate laws of the Russian Federation.

4.2.	The Parties shall be liable to each other for their obligations to third parties.

6. Settlement of Disputes

6.1.	All disputes and differences shall be settled by means of negotiations if possible or by way of claims. The Party which has received a claim shall consider the claim within ten (10) days.

6.2.	All disputes which have not been settled by way of claims shall be submitted for consideration by the Arbitration of Moscow.

8. Settlement of Disputes

7.1.
This Agreement can be amended by a mutual consent of the Parties. All amendments and additions hereto shall have legal power if they are made in writing and signed by duly authorized representatives of the Parties.

7.2.	The Parties undertake to notify each other about any changes in their addresses and details not later than in 5 working days after such changes.

7.3.	This Agreement has been made and shall be construed in accordance with the laws of the Russian Federation. The term “reasonable time” shall be defined by the Parties as 30 calendar days.

7.4.	This Agreement has been made in Russian in two original specimens, one for each Party.

9. Details and Signatures of the Parties

CENTER	UNIVERSITY

LLS “’SuperTutor’ International Center for	Russian State Social University
Support of Educational Programs”	Building 2, Str. 1, Wilhelm Pick Street
17 Kirova Street, Kaliningrad	Moscow
236000 Russia	129226 Russia

General Manager	Principal
(signature) L. V. Yeremkina	(signature) V. I. Zhukov